Exhibit 10.58

AMENDED AND RESTATED GUARANTY OF RECOURSE CARVEOUTS
This AMENDED AND RESTATED GUARANTY OF RECOURSE CARVEOUTS (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Guaranty”) is executed as of December 12, 2018 by ALEXANDER’S, INC., a Delaware corporation, having an address at 210 Route 4 East, Paramus, New Jersey 07652(“Guarantor”), for the benefit of BANK OF CHINA, NEW YORK BRANCH, having an address at 7 Bryant Park, 1045 Avenue of the Americas, 13th Floor, New York, New York 10018 (together with its successors and assigns, “Lender”).
W I T N E S S E T H:
WHEREAS, Lender has previously made available to REGO II BORROWER LLC, a Delaware limited liability company (“Borrower”) a loan in the maximum principal amount of up to Two Hundred Seventy Five Million and No/100 Dollars ($275,000,000.00) (the “Original Loan”) pursuant to that certain Loan and Security Agreement, dated as of November 30, 2011, as modified by (i) that certain First Amendment and Modification of Loan and Security Agreement and Other Loan Documents dated as of June 20, 2012, (ii) that certain Second Amendment and Modification of Loan Agreement and Other Loan Documents and Ratification of Guarantor dated as of November 15, 2013 and (iii) that certain Third Amendment to Loan and Security Agreement dated as of November 21, 2018, and as evidenced by that certain Consolidated, Amended and Restated Promissory Note, dated as of November 30, 2011, executed by Borrower and payable to the order of Lender and secured by that certain Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of November 30, 2011 and made by Borrower for the benefit of Lender;
WHEREAS, in connection with the Original Loan, Lender and Guarantor previously entered into that certain Guaranty of Recourse Carveouts, dated as of November 30, 2011 (the “Original Guaranty”);
WHEREAS, pursuant to that certain Amended and Restated Loan and Security Agreement, dated of even date herewith, by and among Borrower and Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Loan Agreement”), Lender has agreed to make a mortgage loan to Borrower in the aggregate principal amount of Two Hundred Fifty Two Million Five Hundred Forty Three Thousand Six Hundred Six and 53/100 Dollars ($252,543,606.53) (the “Loan”), which Loan is evidenced by that certain Second Amended and Restated Promissory Note, dated of even date herewith, executed by Borrower and payable to the order of Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Note”);
WHEREAS, the Note is secured by, inter alia, that certain Second Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement (the “Mortgage”), dated as of the date hereof and made by Borrower for the benefit of Lender, and the Loan is further evidenced, secured or governed by other instruments or documents executed in connection with the Loan (together with the Note, the Loan Agreement and the Mortgage, collectively, the “Loan Documents”);

WHEREAS, Lender and Guarantor have agreed to amend and restate the terms and provisions of the Original Guaranty and Guarantor has agreed to guarantee the Guaranteed Obligations (as defined herein) as provided in this Guaranty;
WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations; and
WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will indirectly benefit from Lender making the Loan to Borrower.
THEREFORE, the Original Guaranty is hereby amended and restated in its entirety so that the terms, conditions, covenants and provisions of the Original Guaranty shall read and be as set forth in this Guaranty.
NOW, THEREFORE, in consideration of the making of the Loan by Lender, the covenants, agreements, representations and warranties set forth in this Guaranty, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby represents, warrants, covenants and agrees as follows:
ARTICLE I

NATURE AND SCOPE OF GUARANTY
Section 1.1    Guaranty of Obligations. Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.
Section 1.2    Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means Borrower’s liability for the payment to Lender of:
(a)    any Losses incurred by Lender, and arising from:
(i)    the fraudulent acts or willful misconduct of any Borrower Related Party in connection with the Loan;
(ii)    the misappropriation of Proceeds which any Borrower Related Party has received (it being agreed that no Borrower Related Party shall be deemed to have misapplied Proceeds unless same are received by such Borrower Related Party and not paid to Lender, in a circumstance in which Lender is expressly entitled to receive same pursuant to the terms of the Loan Agreement or any of the Loan Documents to be applied toward payment of the Indebtedness, or used for the repair or replacement of the Property in accordance with the provisions of the Loan Agreement);

(iii)    the misappropriation of Rents, security deposits and other Property revenue by any Borrower Related Party (provided, however, that no Borrower Related Party shall be liable for the misappropriation of any Rents or other items that are sent to the Collection Account or paid directly to Lender pursuant to any notice of direction delivered to any Tenant);
(iv)    any intentional misrepresentation of any Borrower Related Party under the Loan Documents;
(v)    failure to deliver to Lender any security deposits, advance deposits or any other deposits collected with respect to the Property upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases;
(vi)    all or any part of the Property or the Account Collateral being encumbered by a Lien voluntarily granted by Borrower (other than the Loan Agreement, the Mortgage and the other Loan Documents or Permitted Encumbrances) in violation of the Loan Documents;
(vii)    after the occurrence and during the continuance of an Event of Default, the removal or disposal by any Borrower Related Party of any portion of the Property in a manner prohibited by the Loan Documents;
(viii)    any physical damage to the Property from intentional waste committed by any Borrower Related Party (but excluding any matter that arises by reason of lack of cash flow with respect to the Property, except to the extent that such lack of cash flow arises from the misappropriation of revenue with respect to the Property);
(ix)    the breach of any indemnification provision in the Environmental Indemnity Agreement concerning Environmental Laws, Hazardous Materials and asbestos and any indemnification of Lender with respect thereto;
(x)    after the occurrence and during the continuance of an Event of Default, the removal or disposal by any Borrower Related Party of any portion of the Property in a manner prohibited by the Loan Documents;
(xi)    any physical damage to the Property from intentional waste committed by any Borrower Related Party (but excluding any matter that arises by reason of lack of cash flow with respect to the Property, except to the extent that such lack of cash flow arises from the misappropriation of revenue with respect to the Property);
(xii)    the failure to procure an Interest Rate Protection Agreement in accordance with Section 5.1.25 of the Loan Agreement; or
(xiii)    the failure to pay for items which result in Liens on the Property (unless due to lack of cash flow from the Property, except to the extent that such lack of cash flow arises from the misappropriation of revenue with respect to the Property).
and (b) the Indebtedness in the event that: (A) Borrower shall incur, assume or create any Debt for borrowed money in violation of the Loan Documents; (B) Borrower voluntarily Transfers all or substantially all of the Property, or there is a Transfer of any direct or indirect interests in Borrower, other than in accordance with the terms of Article VIII of the Loan Agreement; (C) Borrower shall fail to comply with any of the Single Purpose Entity requirements set forth in Section 5.1.4 of the Loan Agreement if such failure leads to a substantive consolidation of the assets of Borrower with the assets of another Person; (D) Borrower files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (E) an Affiliate, officer, trustee, director, or representative which controls, directly or indirectly, Borrower or Guarantor joins in the filing of, an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or from any Person; or (F) there is the filing of an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, in which Borrower colludes with, or otherwise assists such Person, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person.
Notwithstanding anything to the contrary in the Loan Agreement, the Note or any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness or to require that all Collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents.
The term “Losses” means any and all actual losses, damages, costs, expenses, liabilities, claims or other obligations reasonably incurred by Lender (including reasonable attorneys’ fees and disbursements).
Notwithstanding anything to the contrary contained in this Section 1.2, in no event will Guarantor or any of its Affiliates be liable for or as a result of any unpaid obligation or lien (such as, without limitation, a lien for unpaid real estate taxes or a mechanic’s lien) resulting from insufficient cash flow at the Property (including in an instance in which Lender does not permit Borrower access to such reserves or other Property cash flow) or any Transfer resulting from any such unpaid obligation or lien.
Section 1.3    Termination. This Guaranty shall terminate and be of no further force and effect upon the date which is ninety-one (91) days subsequent to the date on which the Loan has been paid in full or otherwise satisfied in full; provided, however, that Guarantor’s liability hereunder shall survive such termination with respect to any and all Losses related to or arising from acts, events or circumstances which occurred prior to such payment or other satisfaction in full of the Loan. Upon such termination upon repayment in full or other satisfaction in full of the Loan, at Guarantor’s request, Lender shall deliver a written statement confirming the termination of this Guaranty, subject to and in accordance with this Section 1.3. Notwithstanding anything to the contrary contained herein, Guarantor shall not have any liability hereunder with respect to any acts, events or circumstances first arising after (i) the date on which Lender or a Person that is not an Affiliate of Borrower or Guarantor acquires title to the Property, whether through foreclosure, private power of sale or the delivery of a deed-in-lieu of foreclosure, except with respect to acts taken by Borrower, Guarantor or any Affiliate of the foregoing on or after such date or (ii) the date on which a receiver, trustee, liquidator or conservator, other than any such Person appointed at the request of Borrower, Guarantor or any Affiliate of the foregoing, takes control of the Property, except with respect to acts taken by Borrower, Guarantor or any Affiliate of the foregoing on or after such date.
Section 1.4    Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives, executors, administrators and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender, or any of its successors or assigns, and shall not be discharged by the assignment, sale, pledge, transfer, participation or negotiation of all or part of the Note permitted by the Loan Agreement. Notwithstanding anything contained in this Section 1.4 to the contrary, this Guaranty shall terminate upon the payment, or other satisfaction, of the Loan in full, subject to and in accordance with the terms of Section 1.3 hereof.
Section 1.5    Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense (other than prior payment or performance) of Borrower or any other party against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense (other than prior payment or performance) arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.
Section 1.6    Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, all such notices being hereby waived by Guarantor, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.
Section 1.7    No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other Person, (b) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.
Section 1.8    Waivers. Guarantor acknowledges receipt of copies of the Loan Documents and hereby waives notice of (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note, the Mortgage, the Loan Agreement or of any other Loan Documents, (d) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property, (e) the occurrence of (i) any breach by Borrower of any of the terms and conditions of the Loan Agreement or any of the other Loan Documents, or (ii) an Event of Default, (f) Lender’s transfer, sale, assignment, pledge, participation or disposition of the Guaranteed Obligations, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (h) protest, proof of non-payment or default by Borrower, or (i) any other action at any time taken or omitted by Lender and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed, except in each case to the extent expressly provided herein.
Section 1.9    Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) reasonably incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder, together with interest thereon at the Default Rate from the date requested by Lender until the date of payment to Lender. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.
Section 1.10    Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, Lender must rescind or restore any payment or any part thereof received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.
Section 1.11    Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, for so long as any Event of Default shall have occurred and be continuing, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law, in equity or otherwise (including, without limitation, any law subrogating Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise; provided that, for clarity, such waiver, release and abrogation shall only be in effect for so long as an Event of Default shall be continuing.
ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS
Guarantor hereby agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:
Section 2.1    Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Mortgage, the Loan Agreement, the other Loan Documents or any other document, instrument, contract or understanding between Borrower and Lender or any other parties pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.
Section 2.2    Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor.
Section 2.3    Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.
Section 2.4    Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, the Mortgage, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) the Borrower has valid defenses, claims or offsets (whether at law, in equity, by agreement or otherwise) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, the Mortgage, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.
Section 2.5    Release of Obligors. Any full or partial release of the liability of Borrower on the Guaranteed Obligations or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other parties to pay or perform the Guaranteed Obligations.
Section 2.6    Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.
Section 2.7    Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations, subject, however, to the terms of Section 1.3 hereof.
Section 2.8    Care and Diligence. The failure of Lender or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.
Section 2.9    Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.
Section 2.10    Offset. The Note, the Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense (other than prior payment or performance) of Borrower against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense (other than prior payment or performance) arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.
Section 2.11    Merger. The reorganization, merger or consolidation of Borrower into or with any other Person.
Section 2.12    Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.
Section 2.13    Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof. It is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.
ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS
To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents, warrants and covenants to Lender as follows:
Section 3.1    Benefit. Guarantor is an Affiliate of Borrower, is the owner of an indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.
Section 3.2    Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.
Section 3.3    No Representation By Lender. Neither Lender nor any other Person has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.
Section 3.4    Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and intends to remain, solvent, and has and intends to have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, including without limitation, the Guaranteed Obligations, and has and intends to have property and assets sufficient to satisfy and repay its obligations and liabilities, including without limitation, the Guaranteed Obligations.

Section 3.5    Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.
Section 3.6    Consents. No consent, approval, authorization or order of any court or Governmental Authority or other Person is required for the execution, delivery and performance by Guarantor of, or compliance by Guarantor with, this Guaranty or the consummation of the transactions contemplated hereby, other than those which have been obtained by Guarantor.
Section 3.7    Litigation. There is no action, suit, proceeding or investigation (including any pertaining to any Environmental Law) pending or, to Guarantor’s knowledge, threatened against Guarantor in any court or by or before any other Governmental Authority, or labor controversy affecting Guarantor or any of its properties, businesses, assets or revenues, which would reasonably be expected to (i) materially and adversely affect the ability of Guarantor to carry out the transactions contemplated by this Guaranty, (ii) materially and adversely affect the value of its property, (iii) materially impair the use and operation of its property or (iv) impair Guarantor’s ability to pay its obligations in a timely manner.
Section 3.8    Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof and shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender.
Section 3.9    Financial Covenants. (a) At all times during the term of the Loan, Guarantor shall satisfy the Net Worth Requirement, to be tested on a semi-annual basis pursuant to the quarterly and annual financial statements of Guarantor provided to Lender pursuant to clauses (c) and (d) below. The “Net Worth Requirement” means (i) a Net Worth (defined herein) of at least $200,000,000.00 and (ii) Liquid Assets (as defined herein) of at least $50,000,000.00. For purposes of this Section 3.9, “Net Worth” shall mean (i) the trailing 12 months of net operating income (as determined in accordance with GAAP, but excluding Guarantor’s general and administrative expenses and the receivables or payables resulting from the straight-lining of rents) for each real property owned or leased by Guarantor capitalized at a 6% capitalization rate, plus (ii) Guarantor’s cash and cash equivalents, restricted cash and marketable securities as of the date Net Worth is being determined, less (iii) (x) any outstanding debt secured by a fee or leasehold interest in connection with each such property, less any participations in such debt held by Guarantor or subsidiaries of Guarantor and (y) without duplication, the corporate debt of Guarantor as of the date Net Worth is being determined. For purposes of this Section 3.9, “Liquid Assets” shall mean any of the following, but only to the extent owned individually, free of all security interests, liens, pledges, charges or any other encumbrance: (a) cash, (b) marketable direct obligations issued by, or guaranteed by, the United States of America or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (c) municipal and corporate bonds rated at least “BBB-” by S&P and its equivalent by another Rating Agency, (d) time deposits, demand deposits, certificates of deposit, Eurodollar time deposits, time deposit accounts, term deposit accounts or bankers’ acceptances maturing within two years from the date of acquisition or overnight bank deposits, (e) investments in money market funds which invest substantially all of their assets in securities of the type described in clauses (a) through (d) above and (f) marketable securities publicly traded on a nationally recognized stock exchange (including operating partnership units of any operating partnership of a publicly-traded real estate investment trust so long as, in each case, the same are not subject to lock-up rights and can be readily converted into shares of common stock in such publicly-traded real estate investment trust).
(b)    (Intentionally Omitted).
(c)    Not later than one hundred twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending on December 31, 2018, Guarantor shall deliver to Lender financial statements with respect to Guarantor audited by an Independent Accountant in accordance with GAAP and including a balance sheet as of the end of such year, statements of operations and cash flows for the year comparative with the amounts for the previous year and a contingent liability schedule. Guarantor may comply with the requirements of this Section 3.9(c) by (i) delivering to Lender a copy of the Annual Report on Form 10-K of the Guarantor for the relevant period or providing notice to Lender that the same has been filed with the Securities and Exchange Commission or (ii) if Borrower delivers the information required by this Section 3.9(c) pursuant to Section 10.2.5 of the Loan Agreement.
(d)    No later than forty-five (45) days following the end of the second quarter and the fourth quarter of each calendar year, Guarantor shall deliver a Guarantor’s Certificate in the form attached hereto as Exhibit A certifying that Guarantor is in compliance with the Net Worth Requirement.
Section 3.10    Prohibited Transactions. Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate which would reduce the net worth of Guarantor, including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock in Guarantor or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of Guarantor’s assets, or any interest therein.
ARTICLE IV

INTENTIONALLY OMITTED
ARTICLE V

SUBORDINATION OF CERTAIN INDEBTEDNESS
Section 5.1    Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. During the continuance of an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.
Section 5.2    Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon the Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to Guarantor and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then, upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.
Section 5.3    Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.
Section 5.4    Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (a) exercise or enforce any creditor’s right it may have against Borrower in respect of any Guarantor Claim, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor in respect of any Guarantor Claim.
Section 5.5    Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by the Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, Guarantor’s obligations hereunder, if any, with respect to such payment shall be reinstated as though such payment has been due but not made at such time.
ARTICLE VI
WAIVER/NOTICE
Section 6.1    Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.
Section 6.2    Notices. All notices or other written communications hereunder shall be delivered in accordance with Section 15.6 of the Loan Agreement (except that notices to Guarantor shall be delivered to the address set forth therein for Borrower).
ARTICLE VII

APPLICABLE LAW; WAIVER OF JURY TRIAL
Section 7.1    GOVERNING LAW. (a)  THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY GUARANTOR AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN REFERENCED HEREIN WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR AND LENDER EACH HEREBY UNCONDITIONALLY AND

IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY, AND THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH OF GUARANTOR AND LENDER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF GUARANTOR AND LENDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:
THE CORPORATION TRUST COMPANY
111 EIGHTH AVENUE
13TH FLOOR
NEW YORK, NEW YORK 10011
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR OR REFUSES TO CONSENT TO SUCH DESIGNATION AS AUTHORIZED AGENT FOR GUARANTOR PURSUANT TO A WRITTEN CONSENT IN FORM AND SUBSTANCE SATISFACTORY TO LENDER. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST GUARANTOR IN ANY OTHER JURISDICTIONS.

Section 7.2    Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Guaranty invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Guaranty or any application thereof shall be invalid, illegal or unenforceable in any respect, the remainder of this Guaranty shall be construed without such provision and this Guaranty and any other application of the term shall not be affected thereby.
Section 7.3    TRIAL BY JURY. GUARANTOR AND LENDER EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, COUNTERCLAIM, CROSSCLAIM OR OTHERWISE, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THIS GUARANTY, THE NOTE OR THE OTHER LOAN DOCUMENTS, THE PROPERTY OR ANY ACTS OR OMISSIONS OF LENDER, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. GUARANTOR AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.
ARTICLE VIII

DEFINITIONS; CONSTRUCTION
All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.
Section 8.1    Definitions and Construction. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Guaranty may be used interchangeably in singular or plural form; the word “Lender” shall mean “Lender and each and any subsequent holder(s) of all or any portion of the Note,” the word “Borrower” shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower, the word “Note” shall mean “the Note and any other evidence of indebtedness secured by the Loan Documents,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable third party attorneys’, paralegal, legal assistant and law clerk fees and disbursements, and including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder. Wherever pursuant to this Guaranty it is provided that Guarantor shall pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees as defined above. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. All references to sections, subsections, paragraphs, schedules and exhibits are to sections, subsections, paragraphs, schedules and exhibits in or to this Guaranty unless otherwise specified. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Guaranty with the same force and effect as if set forth in the body hereof. The headings and captions of various Articles and Sections of this Guaranty are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof. Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty. The words “includes”, “including” and similar terms shall be construed as if followed by the words “without limitation”. Whenever in this Guaranty any consent, approval, determination or decision of Lender is to be made by Lender, or any matter is to be satisfactory to Lender, then unless expressly provided to the contrary, such provision shall be deemed to mean that such consent, approval, determination or decision of Lender or determination whether a matter is satisfactory shall be made by Lender in its sole and absolute discretion for any or no reason and shall be final and conclusive. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed (or refrained from) acting in any case where, by law or under this Guaranty or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Guarantor’s and/or Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Any reference in this Guaranty or in any other Loan Document to any Loan Document shall be deemed to include references to such documents as the same may hereafter be amended, modified, supplemented, extended, replaced and/or restated from time to time (and, in the case of any note or other instrument, to any instrument issued in substitution therefor). The parties hereto acknowledge that they were represented by counsel in connection with negotiation and drafting of this Guaranty and that this Guaranty shall not be subject to the principle of construing its meaning against the party which drafted same.
ARTICLE IX

MISCELLANEOUS PROVISIONS
Section 9.1    No Oral Change. This Guaranty, and any provisions hereof, may not be modified, amended, waived, extended, restated, changed, discharged or terminated orally or by any act or failure to act on the part of Guarantor or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, restatement, change, discharge or termination is sought.
Section 9.2    Successors and Assigns. This Guaranty shall be binding upon Guarantor and inure to the benefit of Guarantor and Lender and their respective successors and permitted assigns forever. Lender may sell, assign, pledge, participate, transfer or delegate, as applicable to one or more Persons all or a portion of its rights and obligations under this

Guaranty in connection with any assignment, sale, pledge, participation or transfer of the Loan and the Loan Documents to any Person in accordance with the Loan Agreement. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Guaranty. Except as specifically provided in the Loan Agreement, Guarantor shall not have the right to delegate, assign or transfer its rights or obligations under this Guaranty without the prior written consent of Lender, and any attempted assignment, delegation or transfer without such consent shall be null and void. If Guarantor consists of more than one Person or party, the obligations of each such Person or party shall be joint and several.
Section 9.3    Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.
Section 9.4    Rights and Remedies. If Guarantor becomes liable for any Indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.
Section 9.5    Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS AMONG GUARANTOR AND LENDER.
Section 9.6    Delay Not a Waiver. Neither any failure nor any delay on the part of any party hereto in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or any other document or instrument entered into or delivered in connection herewith or pursuant hereto, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. A waiver of one default with respect to any Person shall not be construed to be a waiver of any subsequent default with respect to such Person or any other Person or to impair any remedy, right or power consequent thereon.

Section 9.7    No Joint Venture or Partnership; No Third Party Beneficiaries. (a) Guarantor and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of guarantor and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Guarantor or Lender nor to grant Lender any interest in the Property other than that of mortgagee, assignee, secured party, beneficiary or lender.
(b)    This Guaranty and the other Loan Documents are solely for the benefit of Lender and nothing contained in this Guaranty or the other Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. In addition, Lender is not the agent or representative of Guarantor and this Guaranty shall not make Lender liable to any Person for goods delivered to or services performed by them upon the Property, or for debts or claims accruing to such parties against Borrower and there is no contractual relationship, either express or implied, between Lender and any Person supplying any work, labor or materials for the Improvements.
Section 9.8    Limitation on Lender’s Responsibility. No provision of this Guaranty shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the Tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence (other than the gross negligence of Lender or any of their respective employees, officers, agents or representatives) in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any Tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession.”
Section 9.9    Joint and Several Liability. If more than one Person shall be a Guarantor hereunder, all representations, warranties, covenants (both affirmative and negative) and all other obligations hereunder shall be the joint and several obligation of each such Person and a default or event of default by any such Person hereunder shall be deemed a default or event of default hereunder by all such Persons.
Section 9.10    Exculpation of Certain Persons. Notwithstanding anything to the contrary contained in this Guaranty, no direct or indirect shareholder, partner, member, principal, Affiliate, employee, officer, trustee, director, agent or other representative of Guarantor (each, a “Related Party”) shall have any personal liability for, nor be joined as a party to, any action (except as required by any applicable Legal Requirements) with respect to the payment, performance or discharge of any covenants, obligations or undertakings of Guarantor under this Guaranty, and by acceptance hereof, Lender for itself and its successors and assigns irrevocably waive any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any Related Party under or by reason of or in connection with the Loan Documents and agree to look solely to the assets of Guarantor for the enforcement of such liability and obligation of Guarantor. In addition to the foregoing, notwithstanding anything contained in this Guaranty to the contrary, in no event shall the assets of any Related Party (including any distributions made by Guarantor to its direct or indirect members, partners or shareholders) be available to satisfy any obligation of Guarantor hereunder.
Section 9.11    Time of the Essence. Time is of the essence with respect to the performance by Guarantor of its obligations pursuant to this Guaranty.
Section 9.12    Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
Section 9.13    Cooperation. Guarantor acknowledges that Lender and its successors and assigns, in accordance with the Loan Agreement, may (i) sell this Guaranty, the Note and the other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Guaranty to one or more investors, (iii) deposit this Guaranty, the Note and the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell or pledge the Loan or one or more interests therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as a “Secondary Market Transaction”). Guarantor shall cooperate reasonably with Lender in effecting any such Secondary Market Transaction and shall cooperate reasonably to implement all requirements imposed by any Rating Agencies involved in any Secondary Market Transaction. Guarantor shall provide such information and documents relating to Guarantor, Borrower, the Property and any tenants of the Property as Lender may reasonably request in connection with such Secondary Market Transaction. In addition, Guarantor shall make available to Lender all information concerning its business and operations that Lender may reasonably request. Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Guarantor to Lender including any and all financial statements provided to Lender pursuant to Section 3.9 hereof may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors or potential investors may also see some or all of the information. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantor in the form as provided by Guarantor. Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development. Guarantor’s obligations under this Section 9.13 shall be at the sole cost and expense of Lender.
Section 9.14    Duplicate Originals, Counterparts. This Guaranty may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Guaranty may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single

Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day and year first written above.
GUARANTOR:
ALEXANDER’S, INC.,
a Delaware corporation
By:    /s/ Alan J. Rice
    Name: Alan J. Rice
    Title: Authorized Signatory

ACCEPTED AND AGREED BY:
LENDER:
BANK OF CHINA, NEW YORK BRANCH

By:
    Name:
    Title:

S-1    Amended and Restated Guaranty of Recourse Carveouts

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day and year first written above.
GUARANTOR:
ALEXANDER’S, INC.,
a Delaware corporation
By:
    Name:
Title:

ACCEPTED AND AGREED BY:
LENDER:
BANK OF CHINA, NEW YORK BRANCH

By:    /s/Raymond L. Qiao
    Name: Raymond L. Qiao
    Title: Authorized Signatory,
Bank of China, New York Branch

S-1    Amended and Restated Guaranty of Recourse Carveouts

EXHIBIT A
GUARANTOR’S CERTIFICATE
Bank of China, New York Branch
7 Bryant Park
1045 Avenue of the Americas, 13th Floor
New York, New York 10018
Attn: Anthony J. Wong

Re:	$ Loan (Loan # ___________) by Bank of China, New York Branch (“Lender”) to REGO II BORROWER LLC, a Delaware limited liability company (the “Borrower”)

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Loan and Security Agreement by and among the Borrower and Lender dated as of , 2018 (the “Loan Agreement”). All of the capitalized terms used herein without definition shall have the meanings given to such terms in the Loan Agreement.
The undersigned hereby certifies to Lender that the information furnished in the attached statements and/or schedules, including, without limitation, each of the calculations listed below are true, correct and complete in all material respects.
The undersigned hereby further certifies to Lender that, as of [__________________, 20___]:1
1.    Compliance with Financial Covenants. As shown below, the undersigned is in full compliance with the financial covenants set forth in the Guaranty.

A.	Covenant: Liquid Assets of not less than $50,000,000.00.
Evidence of Compliance:

Compliance?	Yes	No

B.	Covenant: Net Worth of not less than $200,000,000.00.
Evidence of Compliance:

Compliance?	Yes	No
2.    Review of Condition. The undersigned has made, or caused to be made, a review in reasonable detail of Guarantor’s financial condition in order to make the certifications above.
1Insert applicable date for each semi-annual period

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Certificate of Compliance is executed by the undersigned as of __________________, 20___.

GUARANTOR:
ALEXANDER’S, INC.,
a Delaware corporation
By:    ___________________________
    Name:
    Title:

Exhibit A